UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2010
Standard Parking Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50796	16-1171179

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600 Chicago, Illinois	60611

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 274-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Our Board of Directors (the “Board”) approved the Fourth Amended and Restated Bylaws of Standard Parking Corporation on January 21, 2010 (the “Amendment”). The Amendment was prompted by Standard Parking no longer being a “controlled” company, recent court decisions, changes in Delaware corporate statutes, and a recent amendment to the New York Stock Exchange Rules.
Section 2.05 of the Amendment permits, but does not require, the Board to set different record dates for establishing who is entitled to notice of a stockholders meeting, and for who is entitled to vote. This new provision is designed in part to help the Board combat the problem of empty voting, where votes are being cast by people who do not own the shares as of the meeting date. Previously, the Board did not have the option to set dual record dates.
Section 2.07 of the Amendment has been revised to clarify that the number of votes required for stockholder action follows the default rule under the Delaware corporate statutes: majority in all matters except election of directors, and plurality in the election of directors.
Section 2.09 of the Amendment, which allows our stockholders to submit business items for consideration at the annual meeting under SEC rules and Delaware corporate law, has been amended to make it clear that when proposals are being advanced under state law, Standard Parking will require the submission of basic information about the stockholder making the proposals and the motivations behind those proposals. (See Section 2.09.5.) Pursuant to the Amendment, if the stockholder is putting up candidates to the Board, Standard Parking will require the same information about those candidates that it collects with regard to the candidates own management’s slate. (See Sections 2.09.3 and 3.15.2.) In addition, Section 2.09 has been amended to exclude proposals that have already been scheduled for consideration at a later meeting, or have been recently considered and defeated. (See Section 2.09.4.) Previously, the Bylaws were silent regarding these new requirements.
Section 3.02 of the Amendment has been revised to cross-reference our charter, which controls the number range of directors and the procedure for fixing the number of directors.
Section 3.04 of the Amendment has been changed to permit three directors to call a Board meeting instead of a majority of the directors on the Board.
Section 3.05 of the Amendment has been revised to permit notification of Board meetings by e-mail. Previously, e-mail was not mentioned as a permissible means of notice.
Sections 3.15.1, 3.15.3 and 3.15.4 have been supplemented to provide specifically that Standard Parking will come into compliance with “independence” requirements as and when required by NASDAQ.
Section 4.14 of the Amendment has been updated to reflect our current practices with respect to executive salaries.
The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1.	Fourth Amended and Restated Bylaws of Standard Parking Corporation dated January 21, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation
Date: January 26, 2010	/s/ G. Marc Baumann
G. Marc Baumann
Chief Financial Officer

EXHIBIT INDEX

Exhibit 3.1.	Fourth Amended and Restated Bylaws of Standard Parking Corporation dated January 21, 2010.